UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 6, 2020

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F.,

The Metropolis Tower,

10 Metropolis Drive, Hung Hom,

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 8.01 Other Events.

Appointment of Chief Talent Officer

On March 6, 2020, Greenpro Capital Corp. (the “Company”) appointed Yip Hoi Hing Peter (“Mr. Yip”) as chief talent officer of the Company. Mr. Yip’s responsibilities include implementing talent acquisition and development strategies for the Company.

Mr. Yip, a Hong Kong resident, has more than twenty years of corporate and investment banking, human resources and consulting experience in leading financial institutions, including JPMorgan, Chase Manhattan Bank, Standard Chartered Bank, ABN AMRO and Bank of East Asia. He specializes in organizational integration, leadership alignment, change management, culture development, performance management and feedback management. Mr. Yip has significant experience in talent development in 12 countries in the Asia Pacific region. He was instrumental in helping JPMorgan develop new leaders, build a new culture and define new learning strategies after the successful merger of Chase Manhattan Bank and Chemical Bank, and the integration of Chase Manhattan Bank, JPMorgan and Jardine Fleming. Mr. Yip is a seasoned professional and has led many consulting projects and facilitated numerous training programs in over 15 countries, including the U.S. and the U.K., as well as countries in Europe and the Asia Pacific. Mr. Yip is also a well-known global speaker providing speeches and presentations for the American Society for Training & Development Conference in London, the Summit on Globalization of Human Resource in Taiwan, and the Institute of Human Resource Management in Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: March 10, 2020	By:	/s/ Lee Chong Kuang
	Title:	President and Chief Executive Officer,
President, Director
(Principal Executive Officer)